EXHIBIT 4.2


                             SHAREHOLDERS' AGREEMENT


         SHAREHOLDERS' AGREEMENT, dated as of June 18, 1998, among SIRCO INTERNATIONAL CORP., a New York corporation (the "Corporation"), and each of the undersigned holders of issued and outstanding Series A Preferred Stock of the Corporation (hereinafter collectively referred to as the "Shareholders" and each individually referred to as a "Shareholder").


                              W I T N E S S E T H:


         WHEREAS, on June 18, 1998, the Shareholders acquired an aggregate of 700 shares of Series A Preferred Stock (as defined in Section 1.01 of this Agreement); and

         WHEREAS, the Corporation and the Shareholders desire to restrict the disposition by the Shareholders of the shares of Series A Preferred Stock issued to the Shareholders and any shares of Common Stock (as defined in Section 1.01 of this Agreement) issuable upon conversion of such Series A Preferred Stock, and to provide for the registration of such shares of Common Stock for offer and sale under the Securities Act of 1933, as amended;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS


         1.01 Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent herewith, the following terms shall have the following respective meanings:

                  (a) "Agreement" shall mean this Shareholders' Agreement, any agreement which is supplementary to or in amendment or confirmation of this agreement, and any schedules hereto or thereto.

                  (b) "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Corporation.

                  (c) "Disposition" shall have the meaning assigned in Section 2.01.

                  (d) "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a joint venture, limited liability company, a trust, a foundation, any other organization or entity, a government or any agency or political subdivision thereof.

                  (e) "Series A Preferred Stock" shall mean the Series A Preferred Stock, par value $.10 per share, of the Corporation.

                  (f) "Shareholder" or "Shareholders" shall mean one or more of the holders of Shares who have executed a counterpart of this Agreement and their respective heirs, executors, legatees, distributees under the laws of intestacy, administrators, trustees and legal representatives.

                  (g) "Shares" shall mean the shares of Series A Preferred Stock, as well as: (i) any shares of the Corporation into which such shares then authorized may be converted (including shares of Common Stock), reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any shares of the Corporation or any successor or other body corporate which may be received by the holders of such shares on a merger, amalgamation or other reorganization of or including the Corporation; and (iii) any securities which may be issued as a dividend on such shares.

         1.02 Extended Meanings. Words importing the singular number include the plural and vice versa, and words importing gender include all genders.


                                   ARTICLE TWO

                       DISPOSITION OF SHARES; SHORT SALES


         2.01     Restriction on Transfer of Shares.

                  For a period of twelve (12) months from the date of this Agreement, no Shareholder may sell, assign, transfer, mortgage, alienate, pledge, hypothecate, create or permit to exist a security interest in or lien on, place in trust or in any other way encumber or otherwise dispose of (any of the foregoing being herein referred to as a "Disposition") any Shares or any interest therein without first obtaining the prior written consent of the Corporation. The Corporation shall have no obligation to recognize or accede to any Disposition by a Shareholder or to register any transfer of Shares by a Shareholder on its books unless such Disposition is effected in accordance with the terms and provision of this Section. No Person who purports to be a holder of Shares acquired in violation of the terms and provisions of this Agreement shall be entitled to any rights with respect to such Shares, including any rights to vote such Shares, to convert such Shares, to receive any dividends declared thereon, or to receive any notice with respect thereto under this Agreement or otherwise.

         2.02     Legend on Shares.

                  During the time that any Share is subject to the restrictions on Disposition set forth in Section 2.01, the certificate representing such Share owned of record by any Shareholder shall have stamped, typewritten or printed thereon the following legend in addition to any legend required by applicable federal or state securities laws or regulations:

                  "The sale, transfer, pledge or hypothecation of the shares represented by this Certificate is subject to and restricted by the terms of a Shareholders' Agreement dated as of June 18, 1998, a copy of which may be examined at the offices of the Corporation."


         2.03     Restriction on Short Sales.

                  No Shareholder may, nor shall any Shareholder authorize, direct or request any affiliate or related person to, prior to May 31, 1999, effect a short sale of the Common Stock or take any other action with the intent or purpose of lowering or otherwise adversely affecting the then current market price of the Common Stock.


                                  ARTICLE THREE

                               REGISTRATION RIGHTS


         3.01 Certain Definitions. As used in this Article Three, the following terms have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) "Holder" shall mean any registered holder, from time to time, of Registrable Securities.

                  (d) "Initiating Holders" shall mean any Holder or Holders who, in the aggregate, are Holders of Registrable Securities representing at least fifty percent (50%) of the Registrable Securities then outstanding, and who initiate a request pursuant to Section 3.02(a) below for the registration of all or part of such Holder or Holders' Registrable Securities.

                   (e) "Register", "registered" and "registration" shall, except with respect to paragraph 3.01 (d) hereof, refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                  (f) "Registrable Securities" shall mean shares of Common Stock issued or issuable upon the conversion of Series A Preferred Stock; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,
(ii) such  securities  shall  have been  sold as  permitted  by Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall be eligible for sale pursuant to Rule 144(k) (or any successor provision) under the Securities Act as confirmed in a written opinion of counsel to the Corporation addressed to the Ho1ders, (iv) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Corporation and subsequent public distribution of such securities shall not require registration of such securities under the Securities Act, or (v) such securities shall have ceased to be outstanding. For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the unqualified right to acquire such Registrable Securities (by conversion, redemption or otherwise, but disregarding any legal restrictions upon the exercise of such right) whether or not such acquisition has actually been effected.

                  (g) "Registration Expenses" shall mean all expenses incurred by the Corporation in compliance with this Agreement, excluding underwriters' discounts and commissions but including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, all blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation).

                  (h) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  (i) "Selling Expenses" shall mean all underwriting discounts and commissions applicable to the sale of Registrable Securities; provided, however, that if Company Shares, Additional Shares or Other Securities are sold in the same registration statement as Registrable Securities, the Selling
Expenses shall equal the product of (A) the underwriting discounts and commissions applicable to the offering pursuant to such registration statement multiplied by (B), a fraction, the numerator of which is the fair market value of the Registrable Securities being sold thereunder and the denominator of which is the fair market value of the Registrable Securities, Company Shares, Additional Shares and Other Securities being sold thereunder.

                  (j) Certain Other Defined Terms. The following terms shall have the meanings ascribed to them in the sections indicated below:

                  Defined Term                                   Section
                  ------------                                   -------

                  Additional Shares                              3.02(b)
                  Company Offering                               3.02(a)
                  Company Shares                                 3.02(b)
                  Demand Registration Notice                     3.02(a)
                  Indemnified Party                              3.06(c)
                  Indemnifying Party                             3.06(c)
                  Other Securities                               3.03(a)
                  Other Shareholders                             3.02(e)

         3.02.    Requested Registration.

                  (a) Request for Registration. At any time after May 31, 1999, upon written notice from Initiating Holders requesting that the Corporation effect any registration with respect to all or part of the Registrable Securities held by such Initiating Holders, the Corporation shall:

                           (i) promptly give written notice of the proposed registration to all other Holders (the "Demand Registration Notice") and

                           (ii) as soon as practicable  but not later than sixty
         (60) days after receipt of the request from the Initiating Holders, use its best efforts and take all appropriate action to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the blue sky or other state securities laws requested by Initiating Holders and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of the Demand Registration Notice; provided, however, that:

                           (A) in no event shall the  Corporation be required to
                  effect, or to take any action to effect, any such registration pursuant to this Section 3.02(a) after the first such registration pursuant to this Section 3.02(a) has been declared or ordered effective;

                           (B) if, upon receipt of a registration request pursuant to this Section 3.02(a), the Corporation is advised in writing by a nationally recognized independent investment banking firm selected by the Corporation to act as lead underwriter in connection with a public offering of securities by the Corporation (a "Company Offering") that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect such Company Offering that had been contemplated by the Corporation prior to the notice of the Initiating Holders, the Corporation shall not be required to effect a registration pursuant to this Section 3.02(a) until the earliest of (1) three months after the completion of such Company Offering, (2) the termination of any "black out" period, if any, required by the underwriters to be applicable to any Holder who has requested to have any Registrable Securities registered in connection with such registration, (3) promptly after abandonment of such Company Offering or (4) four months after the date of written notice from the Initiating Holders demanding registration pursuant to this Section 3.02(a); and

                           (C) if, while a registration request is pending pursuant to this Section 3.02(a), the Corporation determines, in the good faith judgment of the Board of Directors of the Corporation, with the advice of counsel, that the filing of a registration statement would require the disclosure of nonpublic material information the disclosure of which would have a material adverse effect on the Corporation or would otherwise adversely affect a material financing, acquisition, disposition, merger or other significant transaction, the Corporation shall deliver a certificate to such effect signed by its Chief Executive Officer or any Vice President to the proposed selling Holders and the Corporation shall not be required to effect a registration pursuant to this Section 3.02(a) until the earlier of (1) the date upon which such material information is disclosed to the public or ceases to be material or (2) 90 days after the Corporation makes such good faith determination.

                  (b) Additional Shares to be Included. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 3.02(e) below, include (i) other securities of the Corporation (the "Additional Shares") which are held by officers or directors of the Corporation or which are held by Persons who, by virtue of agreements with the Corporation, are entitled to include their securities with the Holders referred to in Section 3.02(a) above, and (ii) securities of the Corporation being sold for the account of the Corporation (the "Company Shares").

                  (c) Withdrawal of Registration. If the Initiating Holders inform the Corporation by written notice that they are withdrawing their registration request made pursuant to Section 3.02(a) above and the Initiating Holders pay all of the Corporation's out-of-pocket expenses with respect to such registration incurred to the date of such notice, then the registration statement need not be filed and all efforts pursuant to this Agreement will not count as a registration (or an exercise of rights) under this Section 3.02; provided, however, that if the Corporation decides to go forward with the registration on its own behalf, or on behalf of any other shareholders, then the Initiating Holders shall not be required to pay any of the Corporation's out-of-pocket expenses and such registration will not count as a registration (or an exercise of rights) under this Section 3.02.

                  (d)      Underwriting.

                           (i) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 3.02 and the Corporation shall include such information in the Demand Registration Notice, and such Demand Registration Notice shall also state that inclusion of each Holder's Registrable Securities in the registration to which such Demand Registration Notice applies shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and subject to the limitations provided herein. A Holder may elect to include in such underwriting all or a part of such Holder's Registrable Securities.

                           (ii)  If  the   Registrable   Securities  are  to  be
         distributed by means of an underwriting, the Corporation shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders.

                  (e)      Limitations on Shares to be Included.

                           (i)  Notwithstanding  any  other  provision  of  this
         Section 3.02, if the representative of the underwriters advises the Corporation or the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten or that the inclusion of Additional Shares or Company Shares may adversely affect the sale price (of the shares to be registered) that may be obtained, first the Additional Shares shall be excluded from such registration to the extent so required by such limitation, then the Company Shares shall be excluded from such registration to the extent so required by such limitation, and if a limitation of the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they have requested to be included in such registration statement.

                           (ii) If the Corporation or any Holder of Registrable Securities, or holder of Additional Shares (collectively, the "Other Shareholders") who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such Person may elect to withdraw such Person's Registrable Securities, Additional Shares or Company Shares therefrom by written notice to the Corporation, the underwriter and the Initiating Holders. If the withdrawal of any Registrable Securities, Additional Shares or Company Shares would allow, within the marketing limitations set forth above, the inclusion in the underwriting of a greater number of shares of Registrable Securities, Company Shares or Additional Shares, then, to the extent practicable and without delaying the underwriting, the Corporation shall offer first to the Holders and second to the Other Shareholders an opportunity to include additional shares of Registrable Securities, Company Shares or Additional Shares, as the case may be, in the proportions discussed above.

         3.03     Company Registration.

                  (a) If the Corporation shall determine to register any of its shares of Common Stock or other securities ("Other Securities") issued by it having terms substantially similar to the Common Stock, either for its own account or the account of a security holder or holders exercising any demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Rule 145 (under the Securities Act) transaction, the Corporation will:

                           (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within twenty (20) days after receipt of the written notice from the Corporation described in clause (a) above, except as set forth in Section 3.03(c) below. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 3.03(a)(i). The right of any Holder to require registration pursuant to this Section 3.03 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation and any officers, directors or Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Corporation.

                  (c) Limitations on Shares to be Included. With respect to Company registrations, notwithstanding any other provision of this Section 3.03, if the representative of the underwriters advises the Corporation in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: first, to the Corporation for securities being sold for its own account or to the security holder or holders exercising any demand registration rights on such security holder or holders' account, second, among all such Holders requesting registration, and third, among all Other Shareholders requesting registration pursuant to the exercise of piggyback registration rights, in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or Additional Shares which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the underwriter.

                  (d) Withdrawal from Registration. Any Holder requesting inclusion of Registrable Securities pursuant to this Section 3.03 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Corporation; provided, however, that if the Corporation, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the registration statement, then such Holder shall have no such right to revoke its request. If the withdrawal of any Registrable Securities or Additional Shares would allow, within the marketing limitations set forth above, the inclusion in the underwriting of a greater number of shares of Registrable Securities or Additional Shares, then, to the extent practicable and without delaying the underwriting, the Corporation shall offer to the Holders and to the Other Shareholders an opportunity to include additional shares of Registrable Securities or Additional Shares, as the case may be, in the proportions discussed in Section 3.03(c) above.

                  (e) Termination or Withdrawal by Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.03 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         3.04 Expenses of Registration. All Registration Expenses incurred in connection with the registration or qualification of, or compliance with, any registration statement under Sections 3.02 and 3.03 of this Agreement shall be borne by the Corporation. All Selling Expenses shall be borne pro rata by each Holder in accordance with the number of shares sold.

         3.05     Registration Procedures.

                  (a) In the case of each registration to be effected by Company pursuant to this Agreement, the Corporation will keep each Holder advised in writing as to the initiation of each registration and all amendments thereto and as to the completion thereof, advise any such Holder, upon request, of the progress of such proceedings, use its best efforts to effect the registration of any Registrable Securities under the Securities Act, and will, at its expense:

                           (i) Prepare and file with the Commission a registration statement covering such Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the Commission and to keep such registration effective for a period of three hundred sixty-five (365) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that the Corporation shall keep such registration effective for longer than three hundred sixty-five (365) days if the costs and expenses associated with such extended registration are borne entirely by the selling Holders;

                           (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                           (iii) Furnish to each seller of Registrable Securities covered by such registration statement and each Holder two conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller or Holder, as the case may be, may reasonably request;

                           (iv) Promptly notify each seller of Registrable Securities covered by such registration statement and each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                           (v) Use its best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (C) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers; provided, however, that the Corporation shall not for any such purpose be required to (1) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction; and provided, further, however, that the Corporation shall not be required to register or qualify Registrable Securities covered by a registration statement pursuant to Section 3.03 hereof in any jurisdiction that is not included in the list provided as part of the written notice given pursuant to Section 3.03(a)(i) unless the Corporation is registering other securities covered by such registration statement in such jurisdiction;

                           (vi) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Corporation and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (vii) Use its best efforts to list all such Registrable Securities registered in such registration on each securities exchange or automated quotation system on which the Common Stock of the Corporation is then listed;

                           (viii) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                           (ix) Make  available for  inspection by any seller of
         Registrable Securities and each Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller, Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, Holder, underwriter, attorney or accountant in connection with such registration statement, which information shall be subject to reasonable restrictions concerning confidentiality and non-disclosure;

                           (x) Furnish to each selling Holder upon request a signed counterpart, addressed to the selling Holder, of:

                                    (A)  an   opinion   of   counsel   for   the
                  Corporation, dated the effective date of the registration statement and in form reasonably acceptable to the Corporation and such Holder, and

                                    (B)   "comfort"   letters   signed   by  the
                  Corporation's independent public accountants who have examined and reported on the Corporation's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

                  in the  case of (A) and (B)  covering  substantially  the same matters with respect to the registration statement (and the prospectus included therein) and in the case of the accountants' "comfort" letters with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

                           (xi) Furnish to each selling Holder a copy of all correspondence from or to the Commission in connection with any such offering;

                           (xii) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Corporation will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

                           (xiii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (b) It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this agreement that the Holders proposing to register Registrable Securities shall furnish to the Corporation such information regarding them, the Registrable Securities held by them, and the intended method of distribution of such Registrable Securities as the Corporation shall reasonably request and as shall be required in connection with the action to be taken by the Corporation.

                  (c) In connection with the preparation and filing of each registration statement under this Agreement, the Corporation will give the Holders on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such Holder such access to the Corporation's books and records and such opportunities to discuss the business of the Corporation with its officers, its counsel and the independent public accountants who have certified the Corporation's financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the Holders registering Registrable Securities in such registration and by their counsel.

         3.06     Indemnification.

                  (a) Indemnification by the Corporation. In the event of any registration of any securities of the Corporation under the Securities Act, the Corporation will indemnify and hold harmless each Holder, each of its officers, directors, partners, employees, agents, attorneys and consultants and each Person controlling such Holder, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities, joint and several (or actions, proceedings or settlements in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and based upon written information furnished to the Corporation by such Holder or underwriter and expressly stated to be specifically for use therein.

                  (b) Indemnification by the Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation's securities covered by such a registration statement, each Person who controls the Corporation (other than such Holder) or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each Person controlling such Holder or other stockholder, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, each of its directors and officers, each underwriter or control Person, each other Holder and each of their officers, directors and partners and each Person controlling such Holder or other shareholder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder and expressly stated to be specifically for use therein; provided, however, that the liability of any such Holder under this Section 3.06(b) shall be limited to the amount of proceeds received by such Holder in the offering giving rise to such liability.

                  (c) Notices of Claims, Procedures etc.Each party entitled to indemnification under this Section 3.06 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the
Indemnified Party may participate in such defense at the Indemnified Party's sole expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.06 unless such failure is prejudicial to the ability of the Indemnifying Party to defend such claim or action. Notwithstanding the foregoing, such Indemnified Party shall have the right to employ its own counsel in any such litigation, proceeding or other action if (i) the employment of such counsel has been authorized by the Indemnifying Party, in its sole and absolute discretion, or (ii) the named parties in any such claims (including any impleaded parties) include any such Indemnified Party and the Indemnified Party and the Indemnifying Party shall have been advised in writing (in suitable detail) by counsel to the Indemnified Party either (A) that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or
(B) that there is a conflict of interest by virtue of the Indemnified Party and the Indemnifying Party having common counsel, in any of which events, the legal fees and expenses of a single counsel for all Indemnified Parties with respect to each such claim, defense thereof, or counterclaims thereto, shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (1) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (2) which requires action other than the payment of money by the Indemnifying Party. Each Indemnified Party shall cooperate to the extent reasonably required and furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) Contribution.  If the indemnification provided for in this
Section 3.06 shall for any reason be held by a court to be unavailable to an Indemnified Party under Section 3.06(a) or 3.06(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 3.06(a) or 3.06(b), the Indemnified Party and the Indemnifying Party under Section 3.06(a) or 3.06(b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Corporation and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation and such prospective sellers from the offering of the securities covered by such registration statement; provided, that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 3.06(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

         3.07 Information by Holder. Each Holder of Registrable Securities shall furnish to the Corporation such information regarding such Holder and the distribution proposed by such Holder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         3.08 Transfer or Assignment of Registration Rights. The rights with respect to any Registrable Securities to cause the Corporation to register such securities granted to a Holder by the Corporation under this Agreement may be transferred or assigned by a stockholder, in whole or in part, to a transferee or assignee of any Registrable Securities and, in such case, the Corporation shall be given written notice stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

         3.09 Rule 144 and Rule 144A. At such time as the Corporation becomes subject to the reporting requirements of the Exchange Act, the Corporation shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, if applicable or
(c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Corporation will deliver to such holder a written statement as to whether it has complied with such requirements.

         3.10 Specific Performance. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         3.11 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Corporation will not hereafter enter into any agreement with respect to its securities which grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities equal or higher priority to the rights granted to the Investors under
Section 3.03 of this Agreement.


                                  ARTICLE FOUR

                                  MISCELLANEOUS

         4.01 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or when mailed by certified mail, return receipt requested, addressed to the Corporation at 24 Richmond Hill Avenue, Stamford, Connecticut 06901, Attention: Chief Executive Officer, with a copy to Eric M. Hellige, Esq., Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, and to the Shareholders at such addresses as are set forth in the stock registration books of the Corporation, or to such changed address as such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt by the party to be charged therewith.

         4.02 Waiver, Amendment or Modification. No waiver, amendment or modification of this Agreement, or of any covenant, condition or limitation herein contained, shall be valid except with respect to the specific instance and unless evidenced by a writing duly executed by the party to be charged therewith, and no evidence of any waiver, amendment or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver, amendment or modification is in writing, duly executed as aforesaid. Notwithstanding the foregoing, the provisions of Article Three hereof may be waived, amended or modified in any manner by a written instrument executed by the Corporation and the Shareholders of a majority of the Registrable Securities then held by the Shareholders (and, in the case of any waiver, amendment or modification which adversely affects any Shareholders of Registrable Securities differently from any of the other Shareholders of Registrable Securities, the written consent of such Shareholders).

         4.03 Governing Law. This Agreement is made (irrespective of the place where it is signed) in, and shall be governed, construed and controlled by and under the laws of, the State of New York.

         4.04 Specific Performance and Injunctive Relief. As the parties hereto agree that the non-defaulting parties hereto will be irreparably damaged and will not have an adequate remedy at law in the event of a breach or threatened breach hereof, this Agreement shall be specifically enforceable in a court of equity by a decree of specific performance. Should any dispute arise concerning the sale or other disposition of any Shares, or concerning any other provision of this Agreement, appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any and all other remedies which any of the parties hereto may have.

         4.05 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and any Person to whom Shares may be transferred without violation of the provisions of this Agreement, and their respective heirs, executors, administrators, representatives, successors and assigns.

         4.06 Captions. The captions and paragraph headings used in this Agreement are for convenience only, and shall not in any manner affect the construction or interpretation of this Agreement or any of the provisions hereof.

         4.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         4.08 Sole and Entire Agreement. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to such subject matter. The parties hereto acknowledge and agree that none of them has made any representations except such as are specifically set forth herein, and that any statement or representations that may heretofore have been made by any of them are void and of no effect, and that none of the parties has relied thereon in connection with his dealings with regard to this Agreement and the subject matter hereof. The parties further acknowledge that each of them has relied on his own judgment in entering into this Agreement.

         4.09 Severability. If any provision, or any portion of any provision, of this Agreement or the application of any provision hereof or portion thereof to any Person or circumstance is held void or voidable, the remainder of this Agreement and the application of such provision or portion thereof to other persons or circumstances shall nevertheless be binding with the same force and effect as though the void or voidable part or application were deleted, unless, however, such holding shall substantially impair the benefit of the remaining portion of this Agreement.

         IN WITNESS WHEREOF, the Shareholders have hereunto set their hands, and the Corporation has caused this Agreement to be executed by an officer hereunto duly authorized as of the date first above written.

                                         SIRCO INTERNATIONAL CORP.



                                         By: /s/ Joel Dupre
                                             -----------------------------------
                                             Name:  Joel Dupre
                                             Title:  Chairman of the Board and
                                                         Chief Executive Officer



                                         SHAREHOLDERS:



                                         /s/Walter Zipfel
                                         ---------------------------------------
                                         WALTER ZIPFEL



                                         /s/Eric M. Hellige
                                         ---------------------------------------
                                         ERIC M. HELLIGE